CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AMG Funds III of our reports dated February 27, 2024, relating to the financial statements and financial highlights, which appear in AMG GW&K ESG Bond Fund’s, AMG GW&K High Income Fund’s and AMG Veritas Asia Pacific Fund’s Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2024